UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant     ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SPX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STOCKHOLDER MEETING NOTICE	1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the

SPX Corporation Stockholder Meeting to be Held on May 14, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Stockholder Meeting Notice

SPX Corporation’s Annual Meeting of Stockholders will be held on May 14, 2020 at 8 a.m. (Eastern Time), virtually via the internet at www.meetingcenter.io/235805813. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is SPXC2020.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3:

1. Election of Directors:

01 - Ricky D. Puckett (Term will expire in 2023)

02 - Meenal A. Sethna (Term will expire in 2023)

03 - Tana L. Utley (Term will expire in 2023)

2. Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis.

3. Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2020.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.